Exhibit B:
Attachment to Sub-Item 77Q(1): Exhibit - Sub-Advisory Agreement with Champlain Investment Partners, LLC


                   OLD WESTBURY FUNDS, INC.
              BESSEMER INVESTMENT MANAGEMENT LLC

                   SUB-ADVISORY AGREEMENT
                    Global Small Cap Fund

This SUB-ADVISORY AGREEMENT executed as of January 1,
2006 by and among OLD WESTBURY FUNDS, INC. (hereinafter called "the Fund"), BESSEMER INVESTMENT MANAGEMENT LLC
(hereinafter called "the Adviser"), and CHAMPLAIN INVESTMENT
PARTNERS, LLC (hereinafter called "the Sub-Adviser"),

                     W I T N E S S E T H:

WHEREAS, the Adviser is the investment adviser to the Old Westbury Global Small Cap Fund (hereinafter called "the
Portfolio" of the Fund, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Adviser and the Sub-Adviser are each registered under the Investment Advisers Act of 1940 (the
"Investment Advisers Act") as investment advisers; and WHEREAS, the Fund and the Adviser desire to retain the Sub-Adviser to provide portfolio selection and related research and statistical services in connection with the investment advisory services, which the Adviser provides to the Portfolio, for the Portfolio or a designated portion of the assets of the Portfolio (a "Segment"), and the Sub-
Adviser desires to furnish such services; and

WHEREAS, the Adviser has furnished the Sub-Adviser with
copies properly certified or authenticated of each of the
following and will promptly provide the Sub-Adviser with
copies properly certified or authenticated of any amendment
or supplement thereto:
(a)	Investment Advisory Agreement (the "Advisory
Agreement") with the Fund;
(b)	The Fund's registration statement as filed with
the Securities and Exchange Commission;
(c)	The Fund's Articles of Incorporation and By-laws;
(d)	The resolutions of the Board of Directors of the
Fund approving the engagement of the Sub-Adviser
as sub-adviser for the Portfolio and approving the
form of this Agreement;
(e)	The Fund's Prospectus and Statement of Additional
Information;
(f)	A list of affiliated persons and affiliated
brokers and underwriters of the Fund for
compliance with applicable provisions of the 1940
Act; and
(g)	Policies, procedures or instructions adopted or
approved by the Board of Directors of the Fund
relating to obligations and services to be provided
by the Sub-Adviser.
NOW, THEREFORE, in consideration of the premises and the
terms and conditions hereinafter set forth, the parties agree as follows:
1.	Appointment of Sub-Adviser.
Subject to the direction and control of the Board of
Directors of the Fund and the Adviser, the Sub-Adviser shall provide the services described in Section 2 below for
investment and reinvestment of the securities and other
assets of the Portfolio or Segment for the period and on the terms hereinafter set forth.  The Sub-Adviser agrees to
furnish the services hereinafter set forth for the
compensation herein provided.  The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized herein,
have no authority to act for or represent the Fund or the
Adviser in any way or otherwise be deemed an agent of the
Fund or the Adviser.
2.	Obligations of and Services to be Provided by the Sub-Adviser.
The Sub-Adviser will:
(a)	Provide investment advisory services for the
Portfolio or Segment, including but not limited to
research, advice and supervision for the Portfolio or Segment.
(b)	Implement the investment program by placing orders
for the purchase and sale of securities and other
assets without prior consultation with the Adviser
and without regard to the length of time the
securities have been held, the resulting rate of
portfolio turnover or any tax considerations,
subject always to the provisions of the Fund's
registration statement, Articles of Incorporation
and Bylaws and the requirements of the 1940 Act, as
each of the same shall be from time to time in
effect; provided however, that copies of all such
documents shall have been provided to Sub-Adviser
prior to their effectiveness marked to show the
proposed changes.
(c)	Maintain, as applicable to the Sub-Adviser's
investment advisory services obligations,
compliance with the 1940 Act and the regulations
adopted by the Securities and Exchange Commission
thereunder and the Portfolio or Segment investment
strategies and restrictions as stated in the Fund's
prospectus and statement of additional information
subject to receipt of such additional information
as may be required from the Adviser and provided in
accordance with Section 14(d) of this Agreement.
(d)	Report to the Board of Directors of the Fund at
such times and in such detail as the Board of
Directors may reasonably request in order to enable
it to determine that the investment policies,
procedures and approved investment program of the
Portfolio or Segment are being observed.  The Sub-
Adviser will also keep the Adviser, and, as
appropriate, the Board of Directors, informed of
important developments affecting the Fund, the
Portfolio and the Sub-Adviser, and on its own
initiative will furnish the Adviser and the Board
of Directors from time-to-time with such
information as the Sub-Adviser may believe
appropriate, whether concerning the individual
companies whose securities are held by the
Portfolio or the industries in which they engage.
(e)	Furnish, at its own expense, (i) all necessary
investment and management facilities, including
salaries of clerical and other personnel required
for it to execute its duties faithfully, and
(ii) administrative facilities, including
bookkeeping, clerical personnel and equipment
necessary for the efficient conduct of the
investment advisory affairs of the Portfolio or
Segment undertaken by it.
(f)	Open accounts with broker-dealers and futures
commission merchants ("broker-dealers"), select
broker-dealers to effect all transactions for the
Portfolio or Segment, place all necessary orders
with broker-dealers or issuers (including
affiliated broker-dealers), and negotiate
commissions, if applicable.  To the extent
consistent with applicable law and the investment
objectives of the Portfolio, purchase or sell
orders for the Portfolio or Segment may be
aggregated with contemporaneous purchase or sell
orders of other clients of the Sub-Adviser.  In
such event allocation of securities so sold or
purchased, as well as the expenses incurred in the
transaction, will be made by the Sub-Adviser in the
manner the Sub-Adviser considers to be the most
equitable and consistent with its fiduciary
obligations to the Portfolio and to other clients.
The Sub-Adviser will seek to obtain best execution
of transactions for the Portfolio or Segment at
prices which are advantageous to the Portfolio or
Segment and at commission rates that are reasonable
in relation to the benefits received.  However, the
Sub-Adviser may select brokers or dealers on the
basis that they provide brokerage, research or
other services or products to the Sub-Adviser.  To
the extent consistent with applicable law, the Sub-
Adviser may pay a broker or dealer an amount of
commission for effecting a securities transaction
in excess of the amount of commission or dealer
spread another broker or dealer would have charged
for effecting that transaction if the Sub-Adviser
determines in good faith that such amount of
commission is reasonable in relation to the value
of the brokerage and research products and/or
services provided by such broker or dealer.  This
determination, with respect to brokerage and
research products and/or services, may be viewed in
terms of either that particular transaction or the
overall responsibilities which the Sub-Adviser and
its affiliates have with respect to the Portfolio
or Segment as well as to accounts over which they
exercise investment discretion.  Not all such
services or products need be used by the Sub-
Adviser in managing the Portfolio or Segment.  In
the event that the Adviser or the Fund shall direct
the selection of broker-dealers for the execution
of security transactions for all or a portion of
the Portfolio or any Segment managed by the Sub-
Adviser, the Adviser and/or the Fund shall instruct
the Sub-Adviser in writing with the name(s) of such
designated broker(s) (a "directed broker"), which
instruction shall not be deemed effective until
countersigned by the Sub-Adviser, and the Adviser
and/or the Fund specifically agree that the Sub-
Adviser shall not be responsible to seek best
execution for portfolio transactions placed with
such directed broker.
(g)	Upon reasonable request, provide assistance and
recommendations for the determination of the fair
value of certain securities when reliable market
quotations are not readily available for purposes
of calculating net asset value in accordance with
procedures and methods established by the Fund's
Board of Directors.
(h)	Maintain all accounts, books and records with
respect to the Portfolio or Segment as are required
pursuant to the 1940 Act and Investment Advisers
Act, and the rules thereunder, and furnish the Fund
and the Adviser with such periodic and special
reports as the Fund or Adviser may reasonably
request.  In compliance with the requirements of
Rule 31a-3 under the 1940 Act, the Sub-Adviser
hereby agrees that all records that it maintains
for the Portfolio or Segment are the property of
the Fund, agrees to preserve for the periods set
forth in Rule 31a-2 under the 1940 Act any records
that it maintains for the Portfolio or Segment and
that are required to be maintained by Rule 31a-1
under the 1940 Act, and further agrees to surrender
promptly to the Fund any records that it maintains
for the Portfolio or Segment upon request by the
Fund or the Adviser.  The Sub-Adviser has no
responsibility for the maintenance of Fund records
except insofar as is directly related to the
services the Sub-Adviser provides to the Portfolio or Segment.
(i)	Observe and comply with Rule 17j-1 under the 1940
Act and the Sub-Adviser's Code of Ethics adopted
pursuant to such Rule 17j-1 and Rule 204A-1 under
the Investment Advisers Act as the same may be
amended from time to time.  The Adviser
acknowledges receipt of a copy of Sub-Adviser's
current Code of Ethics.  Sub-Adviser shall promptly
forward to the Adviser a copy of any material
amendment to the Sub-Adviser's Code of Ethics along
with certification that the Sub-Adviser has
implemented procedures for administering the Sub-
Adviser's Code of Ethics.
(j)	From time to time as the Adviser or the Fund may
reasonably request, furnish the requesting party
reports on portfolio transactions and reports on
investments held by the Portfolio or Segment, all
in such detail as the Adviser or the Fund may
reasonably request.  The Sub-Adviser will make
available its officers and employees to meet with
the Adviser's Board of Directors at the Adviser's
principal place of business on reasonable notice to
review the investments of the Portfolio or Segment.
(k)	Upon request by the Adviser, provide such
information as may be required for the Fund or the
Adviser to comply with their respective obligations
under applicable laws, including, without
limitation, the Internal Revenue Code of 1986, as
amended (the "Code"), the 1940 Act, the Investment
Advisers Act, the Securities Act of 1933, as
amended (the "Securities Act"), and any state
securities laws, and any rule or regulation
thereunder.
(l)	Provide a copy of the Sub-Adviser's Form ADV and
any material amendments thereto contemporaneously
with the filing of such documents with the
Securities and Exchange Commission or other
regulatory agency.
(m)	The Adviser and the Fund agree and understand that
the Sub-Adviser is not responsible to act for the
Portfolio in any legal proceedings, including
bankruptcies or class actions, involving securities
held or previously held by the Portfolio or Segment
or the issuers of such securities; provided that
the Sub-Adviser shall advise and consult with the
Adviser with respect to any such proceedings of
which the Sub-Adviser becomes aware.  The Adviser
and the Fund agree and understand that the Sub-
Adviser is not responsible to vote or give any
advice about how to vote proxies for securities
held by the Portfolio or Segment.
(n)	In carrying out its obligations under this
Agreement, the Sub-Adviser shall at all times
comply with:
(i)	all applicable provisions of the 1940 Act and
the Investment Advisers Act, and all rules and
regulations adopted thereunder;
(ii)	the provisions of the registration statement
of the Fund, as it may be amended from time-to-
time, under the 1940 Act;
(iii)	the provisions of the Articles of
Incorporation of the Fund, as they may be amended
from time-to-time;
(iv)	the provisions of the By-laws of the Fund, as
they may be amended from time-to-time, or
resolutions of the Board of Directors as may be
adopted from time-to-time;
(v)	the provisions of the Internal Revenue Code of
1986, as amended, applicable to the Fund or the Portfolio; and
(vi)	any other applicable provisions of federal or state law.
(o)	As in the case with respect to the Adviser under
the Investment Advisory Agreement, any investment
activities undertaken by the Sub-Adviser relating
to the Portfolio, shall at times be subject to the
direction and control of the Fund's Board of
Directors, as well as the Adviser.
3.	Compensation.
As full compensation for all services rendered and
obligations assumed by the Sub-Adviser hereunder with
respect to the Portfolio or Segment, the Adviser shall pay
the compensation specified in Appendix A to this Agreement.
The Sub-Adviser acknowledges and agrees that the Adviser
shall be solely responsible for the fees of the Sub-Adviser
for its services hereunder, and the Sub-Adviser shall have
no claim against the Fund or the Portfolio with respect to
its compensation under this Agreement.
4.	Liability of Sub-Adviser.
(a)	Neither the Sub-Adviser nor any of its directors,
officers, employees, agents or affiliates shall be
liable to the Adviser, the Portfolio or its
shareholders for any loss suffered by the Adviser
or the Portfolio resulting from any error of
judgment or mistake of law made in the good faith
exercise of the Sub-Adviser's investment discretion
in connection with selecting investments for the
Portfolio or Segment or as a result of the failure
by the Adviser or any of its affiliates to comply
with the terms of this Agreement except for losses
resulting from willful misfeasance, bad faith or
gross negligence of, or from reckless disregard of,
the duties of the Sub-Adviser or any of its
directors, officers, employees, agents, or
affiliates.  Notwithstanding the foregoing, Sub-
Adviser shall not be liable for actions taken or
non-actions with respect to the performance of
services under this Agreement based upon
information, instructions or requests given or made
to Sub-Adviser by the Adviser or information
provided by any of the Portfolio's custodian,
administrator or fund accountant.  The Adviser
shall be responsible at all times for supervising
Sub-Adviser, and this Agreement does not in any way
limit the duties and responsibilities that the
Adviser has agreed to under the Advisory Agreement
and applicable laws.
(b)	In no event will the Sub-Adviser have any
responsibility for any other portfolio of the Fund,
for any portion of the Portfolio not managed by the
Sub-Adviser or for the acts or omissions of the
Adviser or any other sub-adviser to the Fund or
Portfolio.  In particular, in the event the Sub-
Adviser shall manage only a Segment, the Sub-
Adviser shall have no responsibility for the
Portfolio's being in violation of any applicable
law or regulation or investment policy or
restriction applicable to the Portfolio as a whole
or for the Portfolio's failing to qualify as a
regulated investment company under the Code, if the
securities and other holdings of the Segment
managed by the Sub-Adviser are such that the
Segment would not be in such violation or fail to
so qualify if the Segment were deemed a separate
series of the Fund or a separate "regulated
investment company" under the Code.  Nothing in
this Section shall be deemed a limitation or waiver
of any obligation or duty that may not by law be
limited or waived.
5.	Indemnification by the Sub-Adviser.
The Adviser shall not be responsible for, and the Sub-Adviser shall indemnify and hold the Fund, the Adviser and the
Portfolio harmless from and against, any and all losses,
damages, costs, charges, reasonable counsel fees, payments,
reasonable expenses and liability arising out of or
attributable to the willful misfeasance, bad faith, gross
negligence or reckless disregard of obligations or duties of the Sub-Adviser hereunder or any of its officers, directors, employees or agents; provided, however, that in no case is
the Sub-Adviser's indemnity in favor of the Adviser, the Fund or the Portfolio deemed to protect such person against any
liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross
negligence in the performance of its duties or by reason of
its reckless disregard of its obligations and duties under
this Agreement.
6.	Indemnification by the Fund and the Adviser.
In the absence of willful misfeasance, bad faith, gross
negligence or reckless disregard of duties hereunder on the
part of the Sub-Adviser or its affiliates or any of their
respective officers, directors, employees or agents ("Sub-
Adviser Indemnitees"), the Fund and the Adviser, severally
and not jointly, hereby agree to indemnify and hold harmless the Sub-Adviser Indemnitees against all losses, damages,
costs, charges, reasonable counsel fees, payments, reasonable expenses and liability arising out of the services provided
by the Sub-Adviser hereunder.  Federal and state securities
laws impose liabilities under certain circumstances on
persons who act in good faith, and nothing herein shall
constitute a waiver or limitation of any rights which the
Fund or the Adviser may have and which may not be waived
under any applicable federal and state securities laws;
provided, however, that in no case is the Fund's or the
Adviser's indemnity in favor of the Sub-Adviser Indemnitees
deemed to protect such person against any liability to which any such person would otherwise be subject by reason of
willful misconduct, bad faith or gross negligence in the
performance of its duties or by reason of its reckless
disregard of its obligations and duties under this Agreement.
7.	Supplemental Arrangements.
The Sub-Adviser may enter into arrangements with other
persons affiliated with the Sub-Adviser or with unaffiliated third parties to better enable the Sub-Adviser to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Adviser, the cost of such arrangements to be borne solely by the Sub-Advisor, subject
where required by applicable law, to approval of the Board of
Directors of the Fund.
8.	Regulation.
The Sub-Adviser shall submit to all regulatory and
administrative bodies having jurisdiction over the services
provided pursuant to this Agreement any information, reports or other material that any such body may request or require
pursuant to applicable laws and regulations, subject to
attorney-client and other similar privileges.
9.	Duration and Termination of This Agreement.
(a)	This Agreement shall become effective on the latest
of (i) the date of its execution, (ii) the date of
its approval by a majority of the Board of
Directors of the Fund, including approval by the
vote of a majority of the Board of Directors of the
Fund who are not interested persons of the Adviser,
the Sub-Adviser, or the Fund, cast in person at a
meeting called for the purpose of voting on such
approval or (iii) if required by the 1940 Act, the
date of its approval by a majority of the
outstanding voting securities of the Portfolio.  It
shall continue in effect for an initial term of
two years and thereafter from year to year
provided that the continuance is specifically
approved at least annually either by the Board of
Directors of the Fund or by a vote of a majority
of the outstanding voting securities of the
Portfolio and in either event by a vote of a
majority of the Board of Directors of the Fund who
are not interested persons of the Adviser, the
Sub-Adviser or the Fund, cast in person at a
meeting called for the purpose of voting on such
approval.
(b)	If the shareholders of the Portfolio fail to
approve the Agreement or any continuance of the
Agreement in accordance with the requirements of
the 1940 Act, the Sub-Adviser will continue to act
as Sub-Adviser with respect to the Portfolio or
Segment pending the required approval of the
Agreement or its continuance or of any contract
with the Sub-Adviser or a different manager or sub-
adviser or other definitive action; provided, that
the compensation received by the Sub-Adviser in
respect to the Portfolio or Segment during such
period is in compliance with Rule 15a-4 under the
1940 Act.
(c)	This Agreement may be terminated at any time
without the payment of any penalty by the Board of
Directors of the Fund or by the Sub-Adviser, or the
Adviser or by vote of a majority of the outstanding
voting securities of the Portfolio on sixty days
written notice.  This Agreement shall automatically
terminate in the event of its assignment.  In
interpreting the provisions of this Section 9, the
definitions contained in Section 2(a) of the 1940
Act (particularly the definitions of "interested
person," "assignment" and "voting security") shall be applied.
10.	Trade Settlement At Termination.
Termination will be without prejudice to the completion of
any transaction already initiated.  On, or after, the
effective date of termination, the Sub-Adviser shall be
entitled, without prior notice to the Adviser or the
Portfolio, to direct the Custodian to retain and/or realize
any assets of the Portfolio as may be required to settle
transactions already initiated, and to pay any outstanding
liabilities of the Sub-Adviser.  Following the date of
effective termination, any new transactions will only be
executed by mutual agreement between the Adviser and the
Sub-Adviser.
11.	Amendment of this Agreement.
No provision of this Agreement may be changed, waived,
discharged or terminated orally, but only by an instrument
in writing signed by the party against which enforcement of
the change, waiver, discharge or termination is sought.  No
material amendment of this Agreement shall be effective
until approved, if required by the 1940 Act or the rules,
regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting
securities of the Portfolio and by vote of a majority of the
Board of Directors of the Fund who are not interested
persons of the Adviser, the Sub-Adviser, or the Fund cast in person at a meeting called for the purpose of voting on such approval.  Prior to the execution of any amendment, Adviser
shall notify Sub-Adviser if any such approval is required.
12.	Services to Other Clients.
The services furnished by the Sub-Adviser hereunder are
deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others.  The Adviser
understands, and has advised the Fund's Board of Directors,
that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed
accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies.  The
Adviser has no objection to the Sub-Adviser's acting in such capacities, provided that whenever the purchase or sale of
securities or other investments of the same issuer may be
deemed by the Sub-Adviser to be suitable for two or more
investment companies or accounts managed by the Sub-Adviser, the available securities or investments will be allocated in a manner believed by the Sub-Adviser to be equitable to each of them, although not necessarily with respect to any
particular transaction.  It is recognized and acknowledged by the Adviser that in some cases this procedure may adversely
affect the price paid or received by the Portfolio or the
size of the position obtained for or disposed of by the
Portfolio.  In addition, the Adviser understands, and has
advised the Fund's Board of Directors, that the persons
employed by the Sub-Adviser to assist in the Sub-Adviser's
duties under this Agreement will not devote their full time
to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser
or any of its affiliates to engage in and devote time and
attention to other businesses or to render services of
whatever kind or nature.
13.	Distribution
The Sub-Adviser understands that the Portfolio shall be
marketed or otherwise sold primarily to clients and
prospective clients of the Adviser and its affiliates and may also be made available to clients of certain financial
institutions who have an investment advisory or consulting
relationship with the Adviser or one of its affiliates.  The
Adviser understands and acknowledges that the manner in which the Portfolio will be marketed and sold is important to the
Sub-Adviser and agrees to provide the Sub-Adviser with at
least 60 days' prior written notice in the event that the
Portfolio will be marketed, sold or otherwise made available to individuals or institutions otherwise than as described above.
14.	Disclosure.
(a)	None of the Adviser, the Portfolio or the Sub-
Adviser shall disclose information of a
confidential nature acquired in connection with
this Agreement, except for information that they
may be entitled or bound to disclose by law or
regulation or that is requested by a court or
regulatory body or which is disclosed to their
advisers where reasonably necessary for the
performance of their professional services or, in
the case of the Sub-Adviser, to persons retained as
permitted in accordance with Section 7 above to the
extent reasonably necessary for the performance of
the Sub-Advisor's services hereunder and provided
such persons are bound by confidentiality
obligations at least as stringent as the foregoing.
The Sub-Adviser shall also comply with the Fund's
policies with respect to disclosure of portfolio
holdings, provided such policies are provided to
the Sub-Adviser in writing.
(b)	Notwithstanding the provisions of 13(a) above, to
the extent that any market counterparty with whom
the Sub-Adviser deals requires information relating
to the Portfolio or Segment (including, but not
limited to, the identity of the Adviser or the
Portfolio and market value of the Portfolio or
Segment), the Sub-Adviser shall be permitted to
disclose such information to the extent necessary
to effect transactions on behalf of the Portfolio
or Segment in accordance with the terms of this Agreement.
15.	General Provisions.
(a)	Each party agrees to perform such further acts and
execute such further documents as are necessary to
effectuate the purposes hereof.  This Agreement
shall be construed and enforced in accordance with
and governed by the laws of the State of New York.
The captions in this Agreement are included for
convenience only and in no way define or delimit
any of the provisions hereof or otherwise affect
their construction or effect.
(b)	Any notice under this Agreement shall be in
writing, addressed and delivered or mailed postage
pre-paid to the other party at such address as such
other party may designate for the receipt of such
notices.  Until further notice to the other party,
it is agreed that the address of the Adviser for
this purpose shall be Bessemer Investment
Management LLC, 630 Fifth Avenue, New York, New
York 10111, Attention: General Counsel, and the
address of the Sub-Adviser shall be, Champlain
Investment Partners, LLC, 346 Shelburne Road,
Burlington, Vermont 05401, Attention:  Chief
Operating Officer.
(c)	The Sub-Adviser will promptly notify the Adviser in
writing of the occurrence of any of the following events:
(i)	the Sub-Adviser fails to be registered as an
investment adviser under the Investment Advisers
Act or under the laws of any jurisdiction in which
the Sub-Adviser is required to be registered as an
investment adviser in order to perform its
obligations under this Agreement.
(ii)	the Sub-Adviser is served or otherwise
receives notice of any action, suit, proceeding,
inquiry or investigation, at law or in equity,
before or by any court, public board or body,
involving the affairs of the Portfolio.
(d)	The Adviser shall provide (or cause the Portfolio's
custodian to provide) timely information to the
Sub-Adviser regarding such matters as the
composition of the assets of the Portfolio or
Segment, cash requirements and cash available for
investment in the Portfolio Segment, and all other
reasonable information as may be necessary for the
Sub-Adviser to perform its duties and
responsibilities hereunder.
(e)	This Agreement contains the entire understanding
and agreement of the parties.
(f)	The Sub-Adviser acknowledges that nonpublic
customer information (as defined in Regulation S-P,
including any amendments thereto) of customers of
the Fund or the Portfolio received from the Adviser
is subject to the limitations on redisclosure and
reuse set forth in Section 248.11 of Regulation S-
P, and agrees that such information:  (i) shall not
be disclosed to any third party for any purpose
without the written consent of the Adviser and/or
the Fund unless permitted by exceptions set forth
in Sections 248.14 or 248.15 of Regulation S-P; and
(ii) shall be safeguarded pursuant to procedures
adopted under Section 248.30 of Regulation S-P,
provided such policies are provided to the Sub-
Adviser in writing.
(g)	The Fund and the Adviser understand and agree that
the Sub-Adviser, as part of its duties hereunder,
is not responsible for determining whether or not
the Portfolio is suitable and an appropriate
investment for the clients who invest in such.
(h)	During the term of this Agreement, the Fund and the
Adviser agree to furnish to the Sub-Adviser at its
principal office all prospectuses, proxy
statements, reports to stockholders, sales
literature or other material prepared for
distribution to sales personnel, shareholders of
the Portfolio or the public, which refer to the
Sub-Adviser or its clients in any way and to
consult with the Sub-Adviser regarding such
materials to the extent of any references to the
Sub-Adviser.  Sales literature may be furnished to
the Sub-Adviser hereunder by first-class or
overnight mail, facsimile transmission equipment or
hand delivery, Attention:  Chief Operating Officer.
(i)	During the term of this Agreement, the Sub-Adviser
agrees that all marketing, advertising or
promotional material or other client information
that makes reference to the Fund, the Portfolio,
the Adviser or the services being provided pursuant
to this Agreement shall be expressly subject to the
prior review and approval by the Adviser.  Without
limiting the generality of the foregoing, no
reference to Old Westbury Funds or the Adviser
shall be included in any such marketing,
advertising or promotional material or other client
information or communication without the Adviser's
express prior written consent.
16.	Release.
The names "Old Westbury Funds, Inc." and "Directors of Old
Westbury Funds, Inc." refer respectively to the Fund created by the Articles of Incorporation and the Directors, as directors but not individually or personally. The obligations of "Old Westbury Funds, Inc." entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, shareholders, or representatives of the Fund personally, but bind only assets of the Portfolio, and all persons dealing with the Portfolio of the Fund must look solely to the assets of such Portfolio for the enforcement of any claims.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


OLD WESTBURY FUNDS, INC.

By:	/s/ Peter Artemiou
Name: Peter Artemiou
Title: Vice President

BESSEMER INVESTMENT MANAGEMENT LLC

By:	/s/ Marc D. Stern
Name: Marc D. Stern
Title: President

CHAMPLAIN INVESTMENT PARTNERS, LLC

By:	/s/ Judith W. O'Connell
Name: Judith W. O'Connell
Title: Managing Partner



                       SUB-ADVISORY FEES

The Adviser will pay the Sub-Adviser, as full compensation for all services provided under this Agreement, an annual fee computed at the following annual rates of the Portfolio's or Segment's average daily net assets:

0.80% on all assets up to and including $50 million
0.75% on all assets after the initial time
      assets exceed $50 million, up to and including $100 million
0.57% on all assets after the initial time assets exceed $100 million

The Sub-Adviser's fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly in arrears to the Sub-Adviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate set forth in the schedule above and multiplying this product by the net assets of the Portfolio or Segment, as determined in accordance with the Portfolios' Prospectus and Statement of Additional Information as of the close of business on the previous business day on which the Portfolio was open for business.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.